SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 15, 2008

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced first quarter results as of March 31, 2008.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated April 15, 2008, announcing the first quarter results as of March 31, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: April 15, 2008

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE FIRST QUARTER OF 2008

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2008 net income of $1,229,000 or $0.06 per diluted share.  This represents an increase of $801,000 over the first quarter 2007 net income of $428,000 or $0.02 per diluted share.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2008 and 2007:

	First Quarter 2008	First Quarter 2007	$ Change	% Change

Net income	$1,229,000	$428,000	$801,000	187%
Diluted earnings per share	$ 0.06	$ 0.02	$ 0.04	200%

 Allan R. Dennison, President and Chief Executive Officer, commented on the first quarter 2008 financial results, “Our conservative balance sheet positioning has allowed AmeriServ Financial to report improved financial performance during a period of turmoil within the banking industry and financial markets.  Our growth in earnings was driven by increased net interest income, higher non-interest revenue and continued good asset quality.  Specifically in regards to asset quality, our total level of non-performing assets amounted to $3.1 million or only 0.48% of total loans while our allowance for loan losses provided solid 240% coverage of non-performing assets at March 31, 2008.”

The Company’s net interest income in the first quarter of 2008 increased by $780,000 or 13.1% from the prior year’s first quarter and the net interest margin was up by 35 basis points over the same comparative period.  The Company’s balance sheet positioning allowed it to benefit from the significant Federal Reserve reductions in short-term interest rates and the return to a more traditionally shaped positively sloped yield curve.  This factor, combined with the benefits of solid loan growth experienced over the past 12 months, caused the increased net interest income and margin in the first quarter of 2008.  Total loans averaged $631 million in the first quarter of 2008, an increase of $38 million or 6.3% over the first quarter of 2007.  The loan growth was most evident in the commercial loan portfolio and contributed to the increased interest income.  The favorable decline in interest expense was caused by the downward repricing of both deposits and Federal Home Loan Bank borrowings due to the market decline in short-term interest rates.  Overall, net interest income has now increased for five consecutive quarters and the Company believes its balance sheet is well positioned for continuation of a lower interest rate environment in 2008.

The Company recorded a $150,000 provision for loan losses in the first quarter of 2008 compared to no loan loss provision in the first quarter of 2007.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, delinquency trends, concentrations of credit, loan volume trends and broader local and national economic trends.  The Company’s net charge-offs in the first quarter of 2008 amounted to $93,000 or 0.06% of total loans.  This amount was comparable with the net charge-offs of $82,000 or 0.06% of total loans experienced in the first quarter of 2007.  Non-performing assets favorably declined by $2.2 million from December 31, 2007 due to the successful workout during the first quarter of 2008 of the Company’s largest non-performing loan with no loss to the bank.  Non-performing assets totaled $3.1 million or 0.48% of total loans at March 31, 2008 compared to $5.3 million or 0.83% of total loans at December 31, 2007.  Overall, the allowance for loan losses provided 240% coverage of non-performing assets and was 1.15% of total loans at March 31, 2008.  Note also that the Company has no exposure to sub-prime mortgage loans in either the loan or investment portfolios.

The Company’s non-interest income in the first quarter of 2008 increased by $605,000 or 18.7% from the first quarter of 2007 and was driven by increases in almost all reported non-interest revenue categories.  Trust fees increased by $86,000 or 5.0% due to continued successful new business development efforts.  The fair market value of trust assets totaled $1.8 billion at March 31, 2008.  Deposit service charges increased by $149,000 due to increased overdraft fees and greater service charge revenue that resulted from a realignment of the bank’s checking accounts to include more fee based products.  Investment advisory fees increased by $124,000 as West Chester Capital Advisors was included in the Company’s results for the entire quarter in 2008 compared to only one month in the 2007 first quarter.  The Company also recorded an increase on gains realized on residential mortgage loan sales into the secondary market that amounted to $64,000 for the first quarter of 2008.  This increase reflects improved residential mortgage production from the Company’s primary market as this has been an area of emphasis in the Company’s strategic plan.  Finally, other income increased by $191,000 due entirely to a gain realized on the mandatory redemption of shares of VISA stock that occurred as a result of VISA’s initial public offering.

Total non-interest expense in the first quarter of 2008 increased by $106,000 or 1.2% from the prior year’s first quarter. The inclusion of West Chester Capital Advisors for the entire quarter in 2008 compared to only a partial quarter in 2007 caused non-interest expense to increase by $164,000.  Otherwise, expense decreases were recorded in several line items including salaries and employee benefits and equipment expense as a result of the Company’s continuing focus on containing and reducing non-interest expenses.  Total full-time equivalent employees at March 31, 2008 were down by 25 employees or 6.7% from the first quarter of 2007.

ASRV had total assets of $918 million and shareholders’ equity of $91.6 million or a book value of $4.19 per share at March 31, 2008.  The Company’s asset leverage ratio remained strong at 9.78%.  During the first quarter of 2008, the Company repurchased 354,500 shares of its common stock at an average price of $3.11 in conjunction with the terms of the Company’s stock buyback program that was announced on January 22, 2008.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

April 15, 2008

(In thousands, except per share and ratio data)

(All quarterly and 2008 data unaudited)

2008

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,229

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%
Return on average equity	5.43
Net interest margin	3.32
Net charge-offs as a percentage of average loans	0.06
Loan loss provision as a percentage of average loans	0.10
Efficiency ratio	82.87

PER COMMON SHARE:
Net income:
Basic	$0.06
Average number of common shares outstanding	22,060
Diluted	0.06
Average number of common shares outstanding	22,062

2007

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$428	$808	$874	$924	$3,034

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.20%	0.37%	0.39%	0.41%	0.34%
Return on average equity	2.05	3.79	4.00	4.12	3.51
Net interest margin	2.97	3.01	3.00	3.08	3.06
Net charge-offs as a percentage of average loans	0.06	0.07	0.61	0.01	0.19
Loan loss provision as a percentage of average loans	-	-	0.10	0.09	0.05
Efficiency ratio	94.16	88.52	87.15	86.04	88.85

PER COMMON SHARE:
Net income:
Basic	$0.02	$0.04	$0.04	$0.04	$0.14
Average number of common shares outstanding	22,159	22,164	22,175	22,184	22,171
Diluted	0.02	0.04	0.04	0.04	0.14
Average number of common shares outstanding	22,166	22,171	22,177	22,186	22,173

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2008 data unaudited)

2008

1QTR
PERFORMANCE DATA AT PERIOD END
Assets	$918,017
Investment securities	151,967
Loans	632,934
Allowance for loan losses	7,309
Goodwill and core deposit intangibles	14,254
Deposits	698,127
FHLB borrowings	106,579
Stockholders’ equity	91,558
Trust assets – fair market value (B)	1,828,475
Non-performing assets	3,050
Asset leverage ratio	9.78%
PER COMMON SHARE:
Book value (A)	$4.19
Market value	2.79
Market price to book value	66.62%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	350
Branch locations	19
Common shares outstanding	21,842,691

2007

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$891,559	$876,160	$897,940	$904,878
Investment securities	185,338	174,508	170,765	163,474
Loans	603,834	604,639	629,564	636,155
Allowance for loan losses	8,010	7,911	7,119	7,252
Goodwill and core deposit intangibles	15,119	14,903	14,687	14,470
Deposits	768,947	762,902	763,771	710,439
FHLB borrowings	15,170	4,258	23,482	82,115
Stockholders’ equity	85,693	86,226	88,517	90,294
Trust assets – fair market value (B)	1,828,475	1,872,366	1,846,240	1,883,307
Non-performing assets	2,706	2,825	2,463	5,280
Asset leverage ratio	10.23%	10.36%	10.44%	9.74%
PER COMMON SHARE:
Book value	$3.87	$3.89	$3.99	$4.07
Market value	4.79	4.40	3.33	2.77
Market price to book value	123.88%	113.12%	83.44%	68.07%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	375	376	358	351
Branch locations	21	21	20	20
Common shares outstanding	22,161,445	22,167,235	22,180,650	22,188,997

    NOTES:

        (A) Other comprehensive income had a negative impact of $0.13 on book value per share at March 31, 2008.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2008 data unaudited)

2008

INTEREST INCOME	1QTR
Interest and fees on loans	$10,462
Total investment portfolio	1,820
Total Interest Income	12,282

INTEREST EXPENSE
Deposits	4,499
All borrowings	1,048
Total Interest Expense	5,547

NET INTEREST INCOME	6,735
Provision for loan losses	150
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,585

NON-INTEREST INCOME
Trust fees	1,790
Net realized gains on loans held for sale	89
Service charges on deposit accounts	734
Investment advisory fees	226
Bank owned life insurance	249
Other income	750
Total Non-interest Income	3,838

NON-INTEREST EXPENSE
Salaries and employee benefits	4,830
Net occupancy expense	661
Equipment expense	431
Professional fees	769
FDIC deposit insurance expense	22
Amortization of core deposit intangibles	216
Other expenses	1,850
Total Non-interest Expense	8,779

PRETAX INCOME	1,644
Income tax expense	415
NET INCOME	$1,229

2007

					YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	4QTR	TO DATE
Interest and fees on loans	$10,061	$10,303	$10,591	$10,608	$41,563
Total investment portfolio	2,114	2,005	1,863	1,834	7,816
Total Interest Income	12,175	12,308	12,454	12,442	49,379

INTEREST EXPENSE
Deposits	5,699	5,931	5,994	5,187	22,811
All borrowings	521	364	438	1,022	2,345
Total Interest Expense	6,220	6,295	6,432	6,209	25,156

NET INTEREST INCOME	5,955	6,013	6,022	6,233	24,223
Provision for loan losses	-	-	150	150	300
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,955	6,013	5,872	6,083	23,923

NON-INTEREST INCOME
Trust fees	1,704	1,689	1,677	1,683	6,753
Net realized gains on loans held for sale	25	79	116	87	307
Service charges on deposit accounts	585	636	671	687	2,579
Investment advisory fees	102	329	275	268	974
Bank owned life insurance	258	265	479	266	1,268
Other income	559	594	804	869	2,826
Total Non-interest Income	3,233	3,592	4,022	3,860	14,707

NON-INTEREST EXPENSE
Salaries and employee benefits	4,885	4,930	4,813	4,711	19,339
Net occupancy expense	664	615	618	597	2,494
Equipment expense	546	564	466	469	2,045
Professional fees	695	818	814	870	3,197
FDIC deposit insurance expense	22	22	22	22	88
Amortization of core deposit intangibles	216	216	216	217	865
Other expenses	1,645	1,357	1,824	1,818	6,644
Total Non-interest Expense	8,673	8,522	8,773	8,704	34,672

PRETAX INCOME	515	1,083	1,121	1,239	3,958
Income tax expense	87	275	247	315	924
NET INCOME	$428	$808	$874	$924	$3,034

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2008 data unaudited)

    Note:  2007 data appears before 2008.

2007

2008

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$592,956	$630,581
Deposits with banks	661	498
Federal funds	423	424
Total investment securities	202,059	173,311

Total interest earning assets	796,099	804,814

Non-interest earning assets:
Cash and due from banks	17,082	17,935
Premises and equipment	8,735	8,886
Other assets	66,127	72,963
Allowance for loan losses	(8,062)	(7,309)

Total assets	$879,981	$897,289

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$58,027	$64,310
Savings	74,191	68,666
Money market	188,891	104,180
Other time	334,093	347,134
Total interest bearing deposits	655,202	584,290
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	16,196	76,997
Advanced from Federal Home Loan Bank	1,392	11,718
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Total interest bearing liabilities	685,875	686,090

Non-interest bearing liabilities:
Demand deposits	101,900	110,645
Other liabilities	7,703	9,526
Stockholders’ equity	84,503	91,028
Total liabilities and stockholders’ equity	$879,981	$897,289